Exhibit 99.1

HELIOGEN ADOPTS LIMITED DURATION STOCKHOLDER RIGHTS PLAN

PASADENA, Calif. April 17, 2023 -- Heliogen, Inc. (“Heliogen” or the “Company”) (NYSE: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today announced that its Board of Directors (the “Board”) has adopted a limited duration stockholder rights plan, effective immediately (the “Rights Plan”). The Board adopted the Rights Plan in response to the previously disclosed unsolicited, non-binding proposal to acquire Heliogen made by Continuum Renewables, Inc. (“CRI”), which is controlled by entities that directly or indirectly own approximately 26% of the Company’s outstanding shares of common stock.

The Rights Plan is intended to enable all stockholders to realize the full value of their investment in the Company and afford the Board adequate time to consider CRI’s non-binding proposal. The Rights Plan will reduce the likelihood that any entity, person or group gains control of Heliogen through open market accumulation without paying all stockholders an appropriate control premium or without providing the Board sufficient time to make informed judgments and take actions that are in the best interests of all stockholders. The Rights Plan does not prevent the Board from engaging with parties or accepting an acquisition proposal if the Board believes that it is in the best interests of Heliogen and all of its stockholders. The Rights Plan is similar to other plans adopted by publicly held companies in comparable circumstances, and does not contain any dead-hand, slow-hand, no-hand or similar feature that limit the ability of a future Board to redeem the Rights.

In connection with the adoption of the Rights Plan, the Board declared a dividend of one right for each outstanding share of the Company’s common stock as of the close of business on April 28, 2023, the record date. The rights will be exercisable only if a person or group (an “acquiring person”) acquires or launches a tender or exchange offer to acquire beneficial ownership (which includes certain synthetic equity interests) of 12.5% or more of the Company’s outstanding common stock (20% for certain passive institutional investors as described in the Rights Plan). Any stockholders with beneficial ownership of the Company’s outstanding common stock above the applicable threshold as of the time of this announcement are grandfathered at their current ownership levels but are not permitted to increase their ownership without triggering the Rights Plan. Once the rights become exercisable, each right will entitle its holder (other than the acquiring person, whose rights will become void) to purchase, for $3.50, additional shares of the Company’s common stock having a market value of twice such exercise price. In addition, the Rights Plan has customary flip-over and exchange features.

The Rights Plan will expire on April 17, 2024 unless the rights are earlier redeemed by the Company.

Additional information regarding the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

Cooley LLP is acting as legal counsel to Heliogen.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. There can be no assurance that the non-binding proposal will result in a formal offer or that any such offer will ultimately result in a completed transaction. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; and (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the annual period ended December 31, 2022 and other documents filed by Heliogen from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Louis Baltimore

VP, Investor Relations

Louis.Baltimore@heliogen.com

Media Contact:

Longacre Square Partners

Joe Germani / Miller Winston

heliogen@longacresquare.com